EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148024 on Form S-8 of MetLife, Inc., of our report dated June 18, 2014 relating to the financial statements and supplemental schedule of New England Life Insurance Company 401(k) Savings Plan and Trust, appearing in this Annual Report on Form 11-K of New England Life Insurance Company 401(k) Savings Plan and Trust for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Tampa, Florida

June 18, 2014